EXHIBIT 99.1
FOR IMMEDIATE RELEASE
For additional information, contact at 214-981-5000:
Matthew Moyer, Vice President — Investor Relations
Ken Smalling, Director — External Communications
WEBCAST ALERT: CENTEX CORPORATION TO
BROADCAST 2005 INVESTOR CONFERENCE ON THE WEB
DALLAS — Nov. 10, 2005: Centex Corporation (NYSE: CTX) will offer a live audio webcast and accompanying slide show of the company’s 2005 Annual Investor Conference via http://www.centex.com on Tuesday, Nov. 15 at 9:30 a.m. Eastern.

What:	Centex Corporation 2005 Investor Conference
Date:	Nov. 15, 2005
Time:	9:30 a.m. Eastern (8:30 a.m. Central)
Where:	Access live broadcast through http://www.centex.com
How:	To listen to the live event, a participant must have a multimedia computer with speakers and the Windows Media or Real Player plug-in installed. To download the software prior to the event, participants should visit http://www.centex.com, click the conference call link and follow the pre-event instructions. It is suggested that participants access the webcast event page at least 15 minutes before the live event.
Archive:	To access the archive of the broadcast, visit http://ir.centex.com, click “webcasts and presentations” link. The archive will be available for 12 months following the live broadcast.
Centex will update its earnings outlook and provide important perspectives on the actions the company is taking to strengthen its leadership position in the home building industry.
FORWARD-LOOKING STATEMENTS: During this presentation, Centex may make forward-looking statements relating to results of operations. These statements are not guarantees of future performance and involve a number of risks and uncertainties. Actual results and outcomes may differ materially from what is expressed or forecast in such forward-looking statements.
About Centex
Dallas-based Centex, founded in 1950, is one of the nation’s leading home building companies. Centex Homes operates in major U.S. markets in 25 states and delivered more than 33,000 homes in the United States in its most recent fiscal year ended March 31, 2005. Its leading brands include Centex Homes, Fox & Jacobs Homes and Centex Destination Properties.
In addition to its home building operations, Centex’s related business lines include mortgage and financial services, home services and commercial construction. These businesses provide operational or financial support to home building operations and are leaders in their respective industries. Centex ranks No. 1 in its industry on FORTUNE magazine’s 2005 list of “America’s Most Admired Companies.”
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